Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in this Registration Statement on Form S-4 filed August 17, 2016 and to the inclusion therein of our report dated February 27, 2014 (except as to Note 17, which is dated March 4, 2016), with respect to the financial statements of Boulder Brands Inc. and Subsidiaries for the year ended December 31, 2013.

/s/ EKS&H LLLP

EKS&H LLLP

August 17, 2016

Boulder, Colorado